Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On February 15, 2007, the merger (“the Merger”) of Atomic Acquisition Corp., a wholly-owned subsidiary of Investools Inc. (“Investools”), with and into thinkorswim Group, Inc. (“thinkorswim”) was completed. The unaudited pro forma condensed combined financial statements contained herein have been derived by combining Investools’ historical consolidated balance sheet and statements of operations with that of thinkorswim’s for the periods presented. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005, and for the nine months ended September 30, 2006, give pro forma effect as if the transaction had occurred on January 1, 2005. The unaudited pro forma condensed combined balance sheet gives pro forma effect as if the transaction had occurred on September 30, 2006. The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. Pro forma adjustments are based on preliminary estimates and assumptions.
     The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, with Investools as the acquiring entity. Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of thinkorswim, based on their respective estimated fair values. The unaudited pro forma condensed combined financial information has been prepared based on a preliminary analysis of fair values performed by certain valuation experts. Therefore, the actual amounts recorded as of the completion of their analysis might differ materially from the information presented in the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.
     As part of the Merger Agreement, Investools agreed to issue up to a maximum of 728,608 additional shares of common stock to thinkorswim shareholders in the event the stock’s average trading price fell below $8.75 per share during the twenty-day period prior to certain dates subsequent to the Merger (with an $8.00 floor on such share price). The various dates are those on which specific groups of thinkorswim shareholders are first permitted to sell Investools shares, or portions thereof, that they received as merger consideration. The potential dates specified fall between August 15, 2007 and February 15, 2010. At the time the Merger was announced, the fair market value of Investools’ stock was $8.59. Because the additional shares are contingently issuable if the price falls below $8.75 per share, the value of the portion of the purchase price attributable to the issuance of common stock has been increased to $8.75 per share in accordance with EITF No. 97-15, Accounting for Contingency Arrangements Based on Security Prices in a Purchase Business Combination.

INVESTOOLS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
September 30, 2006
(in thousands)

	Investools	thinkorswim	Pro forma		Pro forma
	Inc.	Group, Inc.	adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$32,660	$16,504	$(19,891	) c
			(6,983	) h	$22,290

Restricted cash	—	—	8,400	o	8,400
Receivable from clearing broker	—	5,482	—		5,482
Marketable securities	36,473	17,211	(53,684	) h	—
Accounts receivable	5,184	1,588	—		6,772
Deferred tax asset	—	—	3,219	b	3,219
Other current assets	7,562	1,261	2,856	i	11,679

Total current assets	81,879	42,046	(66,083)		57,842
Long-term restricted cash	373	—	—		373
Goodwill	18,085	105	214,011	a
			(105	) g	232,096

Intangible assets	3,375	1,506	132,650	a
			(1,506	) g	136,025

Capitalized software development costs	9,428	2,915			12,343
Furniture and equipment	5,760	2,007	—		7,767
Other long-term assets	1,357	3,438	(1,116	) b	3,679

Total assets	$120,257	$52,017	$277,851		$450,125

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Note payable	$—	$—	$25,000	e	$25,000
Current portion of deferred revenue	131,037	—	—		131,037
Accounts payable	6,621	2,930	—		9,551
Accrued payroll	5,141	1,188	10,467	d	16,796
Securities sold, not yet purchased	—	116	—		116
Accrued tax liabilities	7,700	417	(1,315	) b	6,802
Other current liabilities	10,038	1,250	—		11,288
Current portion of capital leases	176	—	—		176

Total current liabilities	160,713	5,901	34,152		200,766
Long-term portion of deferred revenue	22,249	—	—		22,249
Long-term portion of capital lease obligations	543	—	—		543
Long-term portion of note payable	—	—	100,000	e	100,000
Deferred tax liabilities	—	—	51,700	b
			(29,427	) b	22,273
Other long-term accrued liabilities	264	375	—		639

Total liabilities	183,769	6,276	156,425		346,470

Stockholders’ equity (deficit)
Preferred stock	—	—	—		—
Common stock	451	1	(1	) f
			191	f	642
Additional paid-in capital	127,600	33,001	(33,001	) f
			166,976	f	294,576
Accumulated other comprehensive loss	(19)	—	19	m	—
Retained earnings (accumulated deficit)	(191,544)	13,300	(10,467	) d
			(2,833	) f
			(19	) m	(191,563)
Treasury stock	—	(561)	561	f	—

Total stockholders’ equity (deficit)	(63,512)	45,741	121,426		103,655

Total liabilities and stockholders’ equity (deficit)	$120,257	$52,017	$277,851		$450,125

INVESTOOLS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Nine Months Ended September 30, 2006
(in thousands, except per share amounts)

	Investools	thinkorswim	Pro forma		Pro forma
	Inc.	Group, Inc.	adjustments		Combined
Revenue	$112,729	$44,045	$—		$156,774

Costs and expenses:
Cost of revenue	90,841	13,376	3,188	l	107,405
Selling expense	36,208	1,408	5,747	l	43,363
General and administrative expense	25,039	14,609	5,000	j
			3,571	k
			575	l	48,794
Special charges	3,185	—	—		3,185

Total costs and expenses	155,273	29,393	18,081		202,747

Net income (loss) from operations	(42,544)	14,652	(18,081)		(45,973)

Other income (expense):
Gain (loss) on the sale of assets	10	(76)	—		(66)
Interest expense	—	—	(7,123	) i	(7,123)
Interest income and other, net	1,581	—	(1,581	) m	—

Total other income (expense)	1,591	(76)	(8,704)		(7,189)

Income (loss) from continuing operations before taxes	(40,953)	14,576	(26,785)		(53,162)

Income tax expense (benefit)	(851)	5,680	(5,680	) n	(851)

Income (loss) from continuing operations	$(40,102)	$8,896	$(21,105)		$(52,311)

Loss from continuing operations per common share — basic and diluted	$(0.89)				$(0.82)

Basic and diluted weighted average shares outstanding	44,999		19,105	f	64,104

INVESTOOLS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Year Ended December 31, 2005
(in thousands, except per share amounts)

	Investools	thinkorswim	Pro forma		Pro forma
	Inc.	Group, Inc.	adjustments		Combined
Revenue	$138,621	$26,359	$—		$164,980

Costs and expenses:
Cost of revenue	92,161	6,556	4,250	l	102,967
Selling expense	37,332	1,181	7,611	l	46,124
General and adminstrative expense	24,182	14,377	6,667	j
			4,762	k
			767	l	50,755
Special charges	1,077	—	—		1,077

Total costs and expenses	154,752	22,114	24,057		200,923

Net income (loss) from operations	(16,131)	4,245	(24,057)		(35,943)

Other income (expense):
Loss on the sale of assets	(93)	—	—		(93)
Interest expense	—	—	(10,915	) i	(10,915)
Interest income and other expense, net	596	—	(596	) m
	—	—	(32	) m	(32)

Total other income (expense)	503	—	(11,543)		(11,040)

Net income (loss) before taxes	(15,628)	4,245	(35,600)		(46,983)

Income tax expense	114	1,561	(1,561	) n	114

Net income (loss)	$(15,742)	$2,684	$(34,039)		$(47,097)

Net loss per common share — basic and diluted	$(0.35)				$(0.74)

Basic and diluted weighted average shares outstanding	44,933		19,105	f	64,038

Pro Forma Adjustments
Pro forma adjustments for the unaudited pro forma condensed combined financial statements are as follows:
a.	To reflect the excess of acquisition cost over the estimated fair value of tangible and intangible net assets acquired. These preliminary allocations are subject to change based on finalization of the fair values of the tangible and intangible assets acquired and liabilities assumed as described above. The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows (in thousands):

Purchase price paid as:
Cash:
Proceeds from term note		$125,000
Cash-on-hand paid to thinksorswim shareholders		36,600
Contingent consideration – cash in escrow		8,400
Direct estimated transaction costs paid to third parties		12,811
Additional cash-on-hand paid to thinkorswim shareholders as a distribution of thinksorswim working capital (see “c.” below)		19,891

Total cash		202,702

Common stock		191
Additional paid-in capital		166,976

Total purchase consideration		369,869

Allocated to:
Historical book value of thinkorswim’s net assets and liabilities	$45,741
Adjustments to assets and liabilities:
Elimination of existing intangible assets and goodwill	(1,611)
Assumed thinkorswim change-in-control compensation obligations payable to certain individuals	(10,467)

Estimated fair value of tangible net assets acquired		33,663

Identifiable intangible assets (see “l.” below)	132,650
Deferred tax liability arising from value allocated to intangibles	(51,700)

Net identifiable intangible assets		80,950
Contingent consideration held in escrow		8,400
Change in Investools’ valuation allowance on its deferred tax assets, based on future reversals of deferred tax liabilities attributable to the Merger		32,845

Excess purchase price over allocation to identifiable assets and liabilities (goodwill)		$214,011

b.	To reflect the estimated deferred tax liability arising from the purchase, and the change in Investools’ valuation allowance on its deferred tax assets based on future reversals of the deferred tax liabilities attributable to the Merger. The change in the valuation allowance also results in a reclassification of existing deferred tax asset and liability accounts.

c.	To reflect the working capital adjustment whereby Investools will add to the merger consideration paid to thinkorswim shareholders an amount by which working capital (as calculated pursuant to the Merger Agreement) in the aggregate exceeds $5 million. The working capital adjustment was determined based upon the net working capital as of September 18, 2006.

d.	To reflect as of September 30, 2006 the thinkorswim assumed change-in-control compensation obligations payable to certain individuals as of the date the Merger Agreement was signed.

e.	To reflect the issuance of a term note to partially finance the cash portion of the purchase price.

f.	To reflect the elimination of the shareholders’ equity accounts of thinkorswim, and to reflect the issuance of 19.1 million shares of Investools common stock valued at $167.2 million as partial consideration for the purchase. The per share fair value of the stock on the date the Merger was announced ($8.59), was adjusted to also give effect to the contingent additional consideration mentioned above, which reflects a minimum per share valuation of $8.75.

g.	To reflect the elimination of thinkorswim’s existing intangible assets and goodwill.

h.	To reflect the additional cash paid to thinkorswim shareholders, approximately $12.8 million in transaction costs paid to third parties, and debt issuance costs paid of $2.9 million. However, these transaction costs have been estimated and are subject to change. A portion of the cash is assumed at September 30, 2006 to be derived from the liquidation of marketable securities held by both companies.

i.	To reflect the increase in interest expense resulting from the issuance of debt to finance part of the cash portion of the purchase price. The interest rate on new debt of $125 million is assumed to be 7.6% for the term A facility, 8.6% for the term B facility. However, this is estimated for the periods presented, and is subject to change. A change of 1% in the interest rate would result in a change in both interest expense and net loss for the nine months ended September 30, 2006 and the year ended December 31, 2005 of $0.8 million and $1.2 million, respectively. Also included in interest expense is the amortization of prepaid debt issue costs of $2.9 million, amortized over the life of the loan using the effective interest method.

j.	To reflect the accrual of $6.7 million annually in retention bonuses Investools has agreed to pay annually to a group of thinkorswim employees. The bonuses are to be paid over a period of three years from the date of the Merger.

k.	To reflect the additional share-based compensation expense related to unvested stock options for the purchase of 2.3 million shares of Investools common stock to be granted to employees and consultants of thinkorswim. The options were valued using the Black-Scholes option pricing model. Variables for employee options assumed were a volatility factor of 55 percent, a risk-free interest factor of 4.7 percent, and an expected life of 6.3 years. Variables for consultant options assumed were a volatility factor of 55 percent, a risk-free interest factor of 4.7 percent, and an expected life of 10 years. The fair market value per common share used ($15.69) is the closing stock price on the date of closing, February 15, 2007. The exercise price for half the options equaled this fair market value, and the other half was 150% of the fair market value, both as specified in the Merger Agreement. The total value of the employee options is being amortized on a straight-line basis over a four-year vesting period. The value of the consultant options are being recognized in accordance with EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The value of all options is considered preliminary.
l.	To reflect the increase in amortization expense due to the amortization of those preliminarily determined identifiable assets which have definite lives, i.e., covenants-not-to-compete, core technology, and customer relationships. The covenants-not-to-compete and core technology are preliminarily estimated to be amortized using the straight-line method over periods of 3 to 7 years. The customer relationships are preliminarily estimated to be amortized over a period of 14 years, using an accelerated method based on the estimated undiscounted cash flows associated with the customers.

m.	To eliminate net interest income previously earned on marketable securities, and unrealized losses included in accumulated other comprehensive loss recorded on Investools’ balance sheets as of the beginning of the respective pro forma periods. The securities are presumed to be liquidated by the time the transaction is closed in order to pay a portion of the cash consideration to thinkorswim shareholders.

n.	To eliminate thinkorswim’s provision for income taxes due to the effect of the pro forma adjustments on the operating results of the combined companies.

o.	To reflect funds set aside in escrow pending the resolution of various contingencies involving legal and tax-related matters. Amounts held in escrow are contingent consideration which will be recorded as goodwill when the resolution of the contingencies is determinable beyond a reasonable doubt.

Pro Forma Net Loss Per Share
The net loss and shares used in computing the net loss per share for the year ended December 31, 2005 and nine months ended September 30, 2006 are based on Investools’ historical weighted average common shares outstanding during the respective periods. The effect of the additional shares of Investools common stock assumed issued as part of the Merger transaction has been included for purposes of presenting pro forma net loss per share. However, the effect of any common stock issuable upon the exercise of Investools’ stock options has been excluded from the historical and pro forma computation of net loss per share as the effect would be anti-dilutive. Accordingly, both basic and diluted pro forma loss per common share reflect the same calculation.